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                                                                    EXHIBIT 1(a)

                               SAFETY FIRST TRUST
                          SERIES 2006-1 THROUGH 2006-10

                               Trust Certificates

                             UNDERWRITING AGREEMENT

                                BASIC PROVISIONS
                                                              New York, New York
                                                                   July 19, 2006

      Each of Safety First Trust Series 2006-1, Safety First Trust Series 2006-2, Safety First Trust Series 2006-3, Safety First Trust Series 2006-4, Safety First Trust Series 2006-5, Safety First Trust Series 2006-6, Safety First Trust Series 2006-7, Safety First Trust Series 2006-8, Safety First Trust Series 2006-9 and Safety First Trust Series 2006-10 (each, a "TRUST"), each a statutory trust organized under the Statutory Trust Act (the "DELAWARE ACT") of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C.
Section 3801 et seq.), may issue and sell its Principal-Protected Trust Certificates (with respect to each Trust, the "CERTIFICATES") registered under the registration statement referred to in Section 1(a) hereof. Such Certificates may have varying designations, denominations, currencies, interest rates, payment dates, maturities, redemption provisions, exchange dates and selling prices. The basic provisions set forth herein are intended to be incorporated by reference in a terms agreement of the type referred to in Section 2 hereof relating to the specific Certificates to be issued and sold by each Trust and guaranteed by each of Citigroup Funding Inc., a Delaware corporation (the "COMPANY"), and Citigroup Inc., a Delaware corporation (the "GUARANTOR") pursuant thereto to the several underwriters named therein (the "UNDERWRITERS"). Each Trust, the Company and the Guarantor are collectively referred to herein as the "OFFERORS." Unless otherwise specified in the applicable terms agreement, the Certificates will be issued under the declaration of trust named in such terms agreement (such declaration of trust, as it may from time to time be amended or supplemented by one or more declarations of trust supplemental thereto, the "DECLARATION"), which will be qualified as an indenture under the Trust Indenture Act. The terms agreement (the "TERMS AGREEMENT"), together with the provisions incorporated therein by reference, is herein referred to as this "AGREEMENT"). Unless otherwise defined herein, terms defined in the Terms Agreement are used herein as therein defined. The firm or firms designated as the representative or representatives, as the case may be, of the Underwriters of the Certificates in the Terms Agreement relating thereto will act as the representative or representatives (the "REPRESENTATIVE"). To the extent there is only one Underwriter for the sale of the Certificates, the term Representative and the term Underwriters shall mean the Underwriter.

      Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may

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be; and any reference herein to the terms "amend," "amendment" or "supplement"
with respect to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

      The Certificates of each Trust will be preferred securities that represent undivided beneficial ownership interests in the assets of such Trust. The assets of each Trust will consist solely of (i) the Company's Equity Index Participation Securities (the "INDEX SECURITIES") to be issued under an indenture dated as of June 1, 2005 (the "INDENTURE") among the Company, the Guarantor and JPMorgan Chase Bank, N.A., a national banking association, as trustee, and (ii) the Company's Equity Index Warrants (the "WARRANTS") to be issued under a warrant agreement (the "WARRANT AGREEMENT") to be entered into among the Company, the Guarantor and U.S. Bank National Association, a national banking association, as warrant agent. The Company, the Guarantor and U.S. Bank National Association, as trustee (the "GUARANTEE TRUSTEE") will enter into a Certificate Guarantee Agreement with respect to the Certificates of each Trust (each such agreement, the "GUARANTEE"). The Guarantee, when taken together with the Company's obligations under the Index Securities and the Warrants, the Indenture, the Warrant Agreement and the Declaration, including the obligation to pay all fees and expenses of each Trust, will constitute a full and unconditional guarantee by the Company and the Guarantor of all payments to be made to the holders of the Certificates. The Certificates, the Guarantee and the Index Securities and Warrants held by each Trust are hereinafter collectively referred to as the "SECURITIES."

            1. Representations and Warranties. The Offerors represent and warrant to, and agree with, each Underwriter as set forth below in this
Section 1.

            (a) The Offerors meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File No. 333-#####), including a related base prospectus, for registration under the Act of the offering and sale of the Certificates. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Offerors may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectuses relating to the Certificates, each of which has previously been furnished to you. The Offerors will file with the Commission a final prospectus relating to the Certificates in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any

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      Preliminary Prospectus) as the Company, the Guarantor or the relevant
      Trust has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

            (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and on the Closing Date, the Declaration did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Offerors make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of each of the Institutional Trustee (as defined in the Declaration) and the Guarantee Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Offerors by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

            (c) As of the Execution Time, the Disclosure Package and the specific terms of the Securities set forth in the Terms Agreement, when taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or the Final Prospectus based upon and in conformity with written information furnished to the Offerors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

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            (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Offerors or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), each of Company and the Guarantor was or is (as the case may be) a "well-known seasoned issuer" as defined in Rule
      405. The Company agrees to pay or cause to be paid the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

            (e) (i) At the earliest time after the filing of the Registration Statement that the Offerors or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and
      (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), none of the Company, the Guarantor or the relevant Trust was or is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company, the Guarantor or such Trust be considered an Ineligible Issuer.

            (f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing two sentences do not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Offerors by any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

            Any certificate signed by any officer of the Company or the Guarantor or by any trustee of the relevant Trust and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Certificates of such Trust shall be deemed a representation and warranty by the Company, the Guarantor or such Trust, as the case may be, as to matters covered thereby, to each Underwriter.

            2. Purchase and Sale. (a) Sales of the Certificates may be made from time to time to the Underwriters of the Certificates. The obligation of each Trust to issue and sell any of the Certificates, the obligation of the Company and the Guarantor to guarantee any of the Certificates and the obligation of any Underwriter to purchase any of the Certificates shall be evidenced by the Terms Agreement with respect to the Certificates specified therein. The Terms Agreement shall specify the material terms of the offered Certificates. The Terms Agreement

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specifies any details of the terms of the offering of Certificates that should be reflected in a post-effective amendment to the Registration Statement, any Preliminary Final Prospectus or the Final Prospectus (each as hereafter defined). The obligations of the Underwriters under the Terms Agreement shall be several and not joint.

            (b) If so authorized in the Terms Agreement, the Underwriters may solicit offers from investors of the types set forth in the Prospectus to purchase Certificates from the relevant Trust pursuant to delayed delivery contracts ("DELAYED DELIVERY CONTRACTS"). Such contracts shall be substantially in the form of EXHIBIT A hereto but with such changes therein as such Trust may approve. Certificates to be purchased pursuant to Delayed Delivery Contracts are herein called "CONTRACT CERTIFICATES." When Delayed Delivery Contracts are authorized in the Terms Agreement, the relevant Trust will enter into a Delayed Delivery Contract in each case where a sale of Contract Certificates arranged through the Representatives has been approved by such Trust but, except as such Trust may otherwise agree, such Delayed Delivery Contracts must be for at least the minimum amount of Contract Certificates set forth in the Terms Agreement, and the aggregate amount of Contract Certificates may not exceed the amount set forth in the Terms Agreement. The relevant Trust will advise you not later than 10:00 a.m., New York City time, on the third full business day preceding the Closing Date (or at such later time as you may otherwise agree) of the sales of the Contract Certificates which have been so approved. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts.

            (c) If the Delayed Delivery Contracts are executed, valid and fully performed, the Certificates delivered pursuant to them shall be deducted from the Certificates to be purchased by the Underwriters and the aggregate principal amount of Certificates to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Certificates set forth opposite each Underwriter's name in the Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than in such proportion and so advise the Offerors in writing; provided, however, that the total principal amount of Certificates to be purchased by all Underwriters shall be the aggregate principal amount set forth in the Terms Agreement, less the aggregate principal amount of Contract Certificates.

            3. Delivery and Payment. (a) Delivery of and payment for the Certificates shall be made on the date and at the time specified in the Terms Agreement or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the relevant Trust or as provided in Section 9 hereof (such date and time of delivery of and payment for the Certificates being herein called the "CLOSING DATE"). Delivery of the Certificates shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters directly or through the Representatives of the net purchase price thereof to or upon the order of the relevant Trust by wire transfer payable in same-day funds to an account specified by such Trust. Delivery of the

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Certificates shall be made through the facilities of The Depository Trust
Company unless the Representatives shall otherwise instruct.

            (b) It is understood that the Representatives, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the relevant Trust on behalf of any other Underwriter for Certificates to be purchased by such Underwriter. Any such payment by the Representatives shall not relieve any such Underwriter of any of its obligations hereunder.

            (c) The Company shall pay to the Representatives on the Closing Date for the accounts of the Underwriters any fee, commission or other compensation specified in the Terms Agreement. Such payment will be made by wire transfer payable in same-day funds to an account specified by the Representatives.

            4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Certificates for sale to the public as set forth in the Final Prospectus.

            5. Agreements. The Offerors agree with the several Underwriters that:

            (a) Prior to the termination of the offering of the Certificates, the Offerors will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Base Prospectus unless the relevant Trust, the Company or the Guarantor has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which they reasonably object. The Offerors will cause the Final Prospectus, properly completed, and any supplement thereto, to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Offerors will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Certificates, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company, the Guarantor or the relevant Trust of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Offerors will use their best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such

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      occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their best efforts to have such amendment or new registration statement declared effective as soon as practicable.

            (b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Offerors promptly will (1) notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

            (c) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Final Prospectus, the Offerors promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance,
      (iii) use their best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

            (d) As soon as practicable, but in any event not later than 16 months after the Closing Date, the Guarantor will make generally available to the holders of the Certificates and to the Representatives an earnings statement or statements of the Company and the Guarantor covering a period of at least 12 months beginning after the Closing Date and otherwise satisfying Section 11(a) of the Act.

            (e) Upon request, the Offerors will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary

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      Final Prospectus, the Final Prospectus and each Issuer Free Writing
      Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to each offering of Certificates that are required to be prepared, furnished or delivered by it.

            (f) The Company and the Guarantor will arrange, if necessary, for the qualification of the Certificates for sale under the laws of such jurisdictions as the Representatives reasonably may designate, will maintain such qualifications in effect so long as required for the distribution of the Certificates and will pay any fee of the NASD in connection with its review of the offering; provided that in no event shall the Company, the Guarantor or the relevant Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Certificates, in any jurisdiction where it is not now so subject.

            (g) (i) The Offerors agree that, unless they have obtained or will obtain, as the case may be, the prior written consent of the Representatives, and (ii) each Underwriter, severally and not jointly, agrees with the Offerors that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Offerors, it has not made and will not make any offer relating to the Certificates that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "FREE WRITING PROSPECTUS" (as defined in Rule 405) required to be filed by the Offerors with the Commission or retained by the Offerors under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included as a schedule to the Terms Agreement. Any such free writing prospectus consented to by the Representatives or the Offerors is hereinafter referred to as a "PERMITTED FREE WRITING PROSPECTUS." The Offerors agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

            (h) None of the Company, the Guarantor or the relevant Trust will, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, the Guarantor or such Trust or any of their respective affiliates or any person in privity with any of them or any of their respective affiliates) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Certificates or any other securities, including any guarantee of the Certificates or other

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      securities, of such Trust or the Company, in each case that are substantially similar to the Certificates or any securities convertible into or exchangeable for the Certificates or such substantially similar securities, or publicly announce an intention to effect any such transaction, during the period beginning the date of the Terms Agreement and ending the Closing Date.

            (i) Each of the Company, the Guarantor and the relevant Trust will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act of 2002, and use its best efforts to cause its directors and officers (or, in the case of such Trust, trustees), in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act of 2002.

            (j) The Offerors will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the relevant Trust to facilitate the sale or resale of the Certificates; except that the Offerors make no agreement as to the activities of any Underwriter.

            (k) The Company and the Guarantor, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of the Offerors' obligations hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Certificates and the Guarantee, all fees and expenses of the Offerors' counsel and accountants, and all costs and expenses incident to the preparing, printing, filing and distributing of all documents relating to the offering of the Certificates, and will reimburse the Underwriters, through the Representatives, for any expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with the matters referred to in Section 5(f) hereof and the preparation of memoranda relating thereto, for any filing fee of the NASD relating to the Certificates, and for any fees charged by investment rating agencies for rating the Certificates.

            6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Certificates of any Trust shall be subject to the accuracy of the representations and warranties on the part of the Offerors contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Offerors made in any certificates pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following additional conditions:

            (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Offerors pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any

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      notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The Company and the Guarantor shall have requested and caused counsel for the Company and the Guarantor to have furnished to the Representatives the opinion, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Index Securities and the Warrants issued in connection with the offering of the Certificates, the Declaration, the Indenture, the Warrant Agreement, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require.

            (c) The relevant Trust shall have requested and caused counsel for such Trust to have furnished to the Representatives the opinion, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Certificates, the Declaration, the Terms Agreement and other related matters as the Representatives reasonably may require.

            (d) Each of the Institutional Trustee, the Delaware Trustee and the Guarantee Trustee shall have requested and caused counsel for such trustees to have furnished to the Representatives the opinion, dated the Closing Date and addressed to the Representatives, with respect to the due incorporation, valid existence and good standing of each trustee, the Declaration, the Guarantee and other related matters as the Representatives reasonably may require.

            (e) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the Declaration, the Guarantee, the Terms Agreement, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Offerors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) (i) The Company and the Guarantor and (ii) the relevant Trust shall have furnished to the Representatives a certificate, dated the Closing Date, signed by, (1) with respect to the Company - the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company, (2) with respect to the Guarantor - the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Controller or any Deputy Controller and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Guarantor, and (3) with respect to such Trust - any one of the Regular Trustees, to the effect that the signers of such certificate have carefully examined the Registration

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

      Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto, as well as each electronic roadshow used to offer the Certificates of such Trust, and this Agreement and that:

                  (i) the representations and warranties of each of the Company and the Guarantor or of such Trust, as the case may be, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Company and the Guarantor, or such Trust, as the case may be, have or has complied with all the agreements and satisfied all the conditions on their or its part to be performed or satisfied at or prior to the Closing Date; and

                  (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company and the Guarantor, or of such Trust, as the case may be, threatened.

            (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which is, in the sole judgment of the Representatives after consultation with the Offerors, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Certificates as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and any Issuer Free Writing Prospectus.

            (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of the Certificates or any of the Company's or the Guarantor's senior or subordinated debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (i) Prior to the Closing Date, the Offerors shall have furnished to you such further information, certificates and documents as the Representatives may reasonably request.

      If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled with respect to the relevant offering at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

      The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, New York 10006, on the Closing Date.

            7. Reimbursement of Underwriter's Expenses. If the sale of the Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company, the Guarantor or the relevant Trust to perform any agreement herein or comply with any provision hereof other than by reason of a default by any Underwriter, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Certificates.

            8. Indemnification and Contribution.

            (a) Each of the Company, the Guarantor and the relevant Trust agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Company, the Guarantor or the relevant Trust will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to any of them by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which any of the Company, the Guarantor or the relevant Trust may otherwise have.

            (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Guarantor and the relevant Trust, each of their respective directors, each of their respective officers or, in the case of such Trust, trustees, who signs the Registration Statement, and each person who controls the Company, the Guarantor or such Trust within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company, the Guarantor and the relevant Trust to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company, the Guarantor or such Trust by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Offerors acknowledge that the statements set forth in the sentence at the bottom of the cover page regarding delivery of the Certificates and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Certificates, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

            (c) Promptly after receipt by an indemnified party under this
      Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
      (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Offerors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which the Offerors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and by the Underwriters on the other from the offering of the Certificates; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Certificates) be responsible for any amount in excess of the underwriting discount or commission applicable to the Certificates purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Offerors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Offerors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the relevant Trust, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Offerors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company, the Guarantor or the relevant Trust, as applicable, within the meaning of either the Act or the Exchange Act, each officer of the Company or the Guarantor, as applicable, and each trustee of such Trust who shall have signed the Registration Statement, and each director of the Company or the Guarantor, as applicable, shall have the same rights to contribution as the Company, the Guarantor or such Trust, as applicable, subject in each case to the applicable terms and conditions of this paragraph (d).

            9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Certificates agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Certificates set forth opposite their names in the Terms Agreement bears to the aggregate principal amount of Certificates set forth opposite the names of all the remaining Underwriters) the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Certificates set forth in the Terms Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Certificates, and if such nondefaulting Underwriters do not purchase all the Certificates, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Guarantor. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Guarantor and any nondefaulting Underwriter for damages occasioned by its default hereunder.

            10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Offerors prior to delivery of and payment for the Certificates, if at any time prior to such time (i) trading in the Guarantor's common stock shall have been suspended by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives after consultation with the Offerors, impractical or inadvisable to proceed with the offering or delivery of the Certificates as contemplated by the Final Prospectus (exclusive of any supplement thereto).

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantor, the relevant Trust or their respective officers (or, in the case of such Trust, trustees) and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or the Company, the Guarantor and such Trust or any of the officers, directors, employees, agents or controlling persons (and, in the case of such Trust, trustees) referred to in
Section 8 hereof, and will survive delivery of and payment for the Certificates. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

            12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention:
General Counsel; if sent to the Company, will be mailed, delivered or telefaxed to Citigroup Funding Inc., 388 Greenwich Street, 38th Floor, New York, New York 10013, Attention: Assistant Treasurer (fax no.: (212) 816-3619); if sent to the Guarantor, will be mailed, delivered or telefaxed to 425 Park Avenue, New York, New York 10043, Attention: General Counsel, Finance and Capital Markets (fax no.: (212) 793-4401); or, if sent to any Trust, will be mailed, delivered or telefaxed to c/o Citigroup Funding Inc., 388 Greenwich Street, 38th Floor, New York, New York 10013, Attention: Assistant Treasurer (fax no.: (212) 816-3619).

            13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons (and, in the case of any Trust, trustees) referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

            14. No Fiduciary Duty. The Offerors hereby acknowledge that (i) the purchase and sale of the Certificates pursuant to this Agreement is an arm's-length commercial transaction between the Offerors, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of the Offerors and (iii) the relevant Trust's engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Offerors agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any Underwriter has advised or is currently advising the Offerors on related or other matters). The Offerors agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Offerors, in connection with such transaction or the process leading thereto.

            15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Offerors and the Underwriters, or any of them, with respect to the subject matter hereof.

            16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

            18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

            19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "BASE PROSPECTUS" shall mean the form of prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "COMMISSION" shall mean the Securities and Exchange
      Commission.

                  "DISCLOSURE PACKAGE" shall mean (i) the Base Prospectus, as amended and supplemented to the Execution Time, (ii) the Preliminary Prospectus, if any, used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, attached as an exhibit to the Terms Agreement, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

                  "EFFECTIVE DATE" shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "EXECUTION TIME" shall mean the date and time specified in the Terms Agreement.

                  "FINAL PROSPECTUS" shall mean the prospectus relating to the Certificates that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

                  "FREE WRITING PROSPECTUS" shall mean a free writing prospectus, as defined in Rule 405.

                  "ISSUER FREE WRITING PROSPECTUS" shall mean an issuer free writing prospectus, as defined in Rule 433.

                  "PRELIMINARY PROSPECTUS" shall mean any preliminary prospectus which describes the Certificates and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.

                  "REGISTRATION STATEMENT" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus relating to the Certificates that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

                  "RULE 158", "RULE 163", "RULE 164", "RULE 172", "RULE 405",
      "RULE 415", "RULE 424", "RULE 430B" and "RULE 433" refer to such rules under the Act.

                  "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "WELL-KNOWN SEASONED ISSUER" shall mean a well-known seasoned issuer, as defined in Rule 405.

                                                                    EXHIBIT 1(a)

                                                                       EXHIBIT A

                       SAFETY FIRST TRUST SERIES [2006-1]

                   [INSERT SPECIFIC TITLE OF THE CERTIFICATES]

                            DELAYED DELIVERY CONTRACT

                                       [Insert date of initial public offering]*

SAFETY FIRST TRUST SERIES [2006-1].
c/o

Ladies and Gentlemen:

            The undersigned hereby agrees to purchase from Safety First Trust Series [2006-1] (hereinafter called the "TRUST"), and the Trust agrees to sell to the undersigned, as of the date hereof,

                 [If one delayed closing, insert the following:

for delivery on           , 20__ (the "DELIVERY DATE"), $             aggregate
principal amount of]

             [If two or more delayed closings, insert the following:

for delivery on the dates and in the aggregate principal amount set forth below (each of which dates is hereinafter referred to as a "DELIVERY DATE"),]

the Trust's [insert title of the Certificates] (the "CERTIFICATES"), offered by the Trust's Prospectus relating thereto, receipt of a copy of which is hereby acknowledged, at a purchase price of ___% of the aggregate principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this contract.

            [If two or more delayed closings, insert the following:

     Delivery Date               Aggregate Principal
                                       Amount
-----------------------     -----------------------------

-----------------------     -----------------------------]

            Delivery of and payment for the Certificates shall be made on [the] [each] Delivery Date. Delivery of the Certificates shall be made to the undersigned against payment of the purchase price thereof to or upon the order of the Trust by wire transfer payable in same-day funds to an account specified by the Trust. Delivery of the Certificates shall be made through the facilities of The Depository Trust Company unless the undersigned shall otherwise instruct.

----------
* To be completed when the Terms Agreement is executed by the parties thereto.

made through the facilities of The Depository Trust Company unless the undersigned shall otherwise instruct.

            The obligation of the undersigned to take delivery of, and make payment for, Certificates on [the] [each] Delivery Date shall be subject to the conditions that (i) investment in the Certificates shall not at such Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject, which investment the undersigned represents is not prohibited on the date hereof, and (ii) the Trust shall have delivered to the Underwriters the aggregate principal amount of the Certificates to be purchased by them pursuant to the Underwriting Agreement referred to in the Prospectus.

            Promptly after completion of the sale to the Underwriters, the Trust will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company and the Guarantor delivered to the Underwriters in connection therewith.

            This contract shall inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

            It is understood that the acceptance of this contract and any other similar contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Trust, it is requested that the Trust sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Trust and the undersigned when such counterpart is mailed or delivered.

            THIS CONTRACT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                             [NAME OF PURCHASER]


                                             By:----------------------------
                                                Name:
                                                Title:
                                                Address:

Accepted as of the above date.

SAFETY FIRST TRUST SERIES [2006-1]


By:  ---------------------
     Name:
     Title:

                                      A-2